Exhibit 10.3

CROWDFUNDING PLATFORM

MANAGEMENT SERVICES AGREEMENT

This Crowdfunding Platform Management Services Agreement (the “Agreement”) is entered into as of April 1, 2022 (the “Effective Date”), by and between, Blue Chip Capital Group, Inc., a Nevada corporation (the “Manager”), and RaiseWise USA, Inc., a New York corporation (the “Company,” and together with the Manager, the “Parties” and each a “Party”).

RECITALS

WHEREAS, Company has acquired a license to the Crowdfunding Platform owned by Manager; and

WHEREAS, Manager is engaged in the business of providing administrative, operational and management services to duly licensed crowdfunding platforms; and

WHEREAS, Company desires to engage Manager to render the Management Services (defined herein) and Manager desires to render the Management Services (defined herein) on behalf of Company, pursuant to the terms, covenants and conditions described herein.

NOW, THEREFORE, in consideration of the mutual terms, obligations and provisions set forth herein, the Parties hereto agree as follows

1. Term; Right to Renew; Termination.

(a) Term. This Agreement shall commence on the Effective Date and continue for a period of three (3) years thereafter (the “Term”).

(b) Manager Right to Renew. As long as no defaults remain uncured at the time of renewal, and said defaults may be cured pursuant to applicable provisions as set forth herein or said default is excused pursuant to the terms of Paragraph 22 hereof, Manager shall have the right to renew this Agreement (“Right to Renew”) for three additional three (3) year terms (individually referred to herein as the “Subsequent Terms”) by providing written notice of its intent to exercise its Right to Renew, to Company, at least ninety (90) days prior to the conclusion of each applicable Term.

(c) Manager Termination. Manager shall have the right to terminate this Agreement prior to the end of any Term, by written notice to Company, stipulating the intended date of termination, upon the occurrence of any one of the following events: (i) in the event of a Company Default (defined herein); (ii) any grossly negligent or intentional or willful misconduct by Company; (iii) any Federal enforcement action described in Section 21 against Company; (iv) any change or revocation of State or local law, or any adverse change in the enforcement policies of the Federal government pertaining to the operation of a crowdfunding platform; or (v) Company’s failure to maintain its crowdfunding platform license in good standing resulting in revocation of its Crowdfunding Platform License.

(d) Company Termination. Company shall have the right to terminate this Agreement prior to the end of the Term, by written notice to Manager, stipulating the intended date of termination, upon the occurrence of any one of the following events: (i) in the event of a Manager Default (defined herein); (ii) any failure to perform the contracted services hereunder or grossly negligent or intentional or willful misconduct by Manager; (iii) any Federal enforcement action described in Section 21 against Manager; (iv) any change or revocation of State or local law, which shall have the effect of prohibiting the legal operation of its Crowdfunding Platform; (v) Company’s failure to maintain its Crowdfunding Platform License in good standing resulting in revocation of its Crowdfunding Platform License.

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2. Obligations of Manager.

(a) Commitment. Manager acknowledges and agrees it shall take any actions to ensure the effective, efficient and successful administration, operation and management of Company’s Crowdfunding Platform , through the rendering of the Management Services contained herein.

(b) Compliance. Manager shall take all actions necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of the Crowdfunding Platform that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date of this Agreement.

3. Obligations of Company.

(a) Compliance. Company shall take all actions necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of its Crowdfunding Platform Facility, that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date of this Agreement.

(b) Bookkeeping and Accounting. Company shall maintain its own separate accounting, bookkeeping, billing, collection, cash management, payroll, record-keeping services and annual audit services consistent with Generally Accepted Accounting Principles as it relates to its ownership of the Crowdfunding Platform . (To comply with general accounting principles ) (G.A.A.P)

4. Manager Services. During the Term of this Agreement, Manager shall be responsible for the set- up, maintenance, administration, operation and management of the Crowdfunding Platform and shall provide all services typically required by Crowdfunding Platform of a similar type and size, including, but not limited to the following, which shall collectively be referred to herein as the “Manager Services”, all with prior written approval from Company in each event:

(a) Manager shall take any action necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable law, rule, statute, regulation, the entitlement and/or approval process, or other process or requirement relative to the procurement, entitlement, compliance, development, operation, or management of the Crowdfunding Platform that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date.

(b) Manager, on behalf of Company and at Company’s sole cost and expense, shall be responsible for selecting and contracting with any employees, third party consultants, independent contractors, vendors or service providers, which it deems to be necessary for the administration, operation and management of the Crowdfunding Platform.

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(c) Manager shall implement all actions necessary to ensure the quality, safety and security of the Crowdfunding Platform. Manager shall be responsible for the management of engaging, training, evaluating and terminating employees and independent contractors of the Crowdfunding Platform. Manager shall aide Company in sourcing with all independent contractors which Manager, in the exercise of its business judgment, deems necessary for the successful operation and management of the Crowdfunding Platform, upon such terms and conditions as Manager in the exercise of its business judgment, deems necessary and advisable.

(d) Manager shall be responsible for the daily administration, operation and management of all aspects of the Crowdfunding Platform.

6. Costs and Expenses Related to the Crowdfunding Platform. In rendering the Manager Services described herein, Company shall be responsible for the ongoing costs and expenses related to the management and oversight of the Crowdfunding Platform. Such costs and expenses may include, but shall not be limited to, expenditures related to management personnel sufficient to competently manage and oversee the Crowdfunding Platform operation on a daily basis, in compliance with local and state rules and regulations, and as required in Company’s sole discretion. Unless otherwise specified hereunder, Company shall reimburse Manager for all pre-approved reasonable and necessary actual expenses incurred by Manager in the provision of Services and performance of this Agreement, including but not limited to expenses related to personnel, training of personnel, Manager’s regulatory and/or licensing fees incurred in the performance of this Agreement, insurance related to the performance of this Agreement, upon Manager’s presentation to Company of an itemized accounting of such expenses with reasonable supporting data; and provided that Manager shall obtain Company’s written authorization prior to incurring any related expenses to the provision of Services or performance of this Agreement. Absent emergency circumstances requiring immediate action, Company shall provide notice of acceptance or rejection of said request in writing to Manager within three (3) days of said request.

7. Management Fees. The Parties acknowledge and agree as good and valuable compensation for Manager taking the actions necessary to render the Manager Services, on behalf of Company, pursuant to this Agreement, Company shall pay to Manager a fee comprised of 3% of the gross revenue derived from Company’s operation of the Crowdfunding Platform, commencing on the Effective Date. All fees shall be deemed to have been earned at the time they are paid and no part thereof shall in any event be repayable to Licensee. The Parties shall periodically determine the Management Fees as the Parties mutually deem necessary for the ongoing and successful management, governance, administration and operation of the Crowdfunding Platform.

8. Maintenance Fees: The Parties acknowledge and agree as good and valuable compensation for Manager taking the actions necessary to render the maintenance services, on behalf of Company, pursuant to this Agreement, Company shall pay to Manager a fee comprised of $240,000 USD per year.

9. Set-Up Fees: The Parties acknowledge and agree as good and valuable compensation for Manager taking the actions necessary to set up the Crowdfunding Platform for the Company that Manager will be entitled to a Sep-Up Fee comprised of 5% of the gross revenue derived from Company’s operation of the Crowdfunding Platform during the first year of Operations and 5% of the gross revenue derived from Company’s operation of the Crowdfunding Platform during the second year of Operations.

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10. Exclusive Contractual Commitment. The Parties acknowledge and agree, Manager shall be Company’s exclusive provider of Management Services for the management, administration, governance and operation of its Crowdfunding Platform and the company shall be Manger’s sole and exclusive client of management services for the management, administration, governance and operation of any Crowdfunding related business, unless mutually agreed upon.

11. Independent Contractor Status; Authority.

(a) The relationship of Manager to Company is that of an independent contractor and none of the provisions of this Agreement shall be construed to or shall create a relationship of agency, representation, joint venture, ownership, control or employment between the Parties, and it is understood and agreed that Manager is at all times acting and performing the Management Services pursuant to this Agreement as an independent contractor and not as an employee or control person of Company, and for all purposes, including federal and state tax purposes, Manager will not be treated as an employee with respect to the rendering of the Management Services. As such, Company shall not withhold taxes with respect to Manager’s Compensation hereunder. Company shall not control or direct the manner or methods by which Manager performs the Management Services set forth in this Agreement; however, Manager shall be responsible for performing the Management Services in a manner so as, at all times, to ensure that the contemplated Management Services are completed and performed in a competent, efficient and satisfactory manner.

(b) The Parties expressly agree that Company has not established the specific methods of how Manager should perform the Management Services pursuant to this Agreement. Company is relying on Manager’s knowledge, experience and expertise as an expert in the management and operation of a crowdfunding platform.

12. Representations, Warranties and Covenants of Company. Company represents, warrants, and covenants to Manager, with the understanding Manager is relying upon such representations, warranties, and covenants that (a) Company has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity; (b) the execution and delivery of this Agreement and the performance by Company of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to Company; (c) upon execution and delivery of this Agreement by Company, this Agreement will constitute the valid and binding obligation of Company; (d) all information supplied by Company or its agents to Manager or its agents will be true, complete, and correct and will not fail to state a material fact necessary to make any of such information not misleading; (e) Manager will owe no duty whatsoever to any spouse, entity, trust, owner, or other person affiliated with Company that is not designated in this Agreement as Company; (f) Company is and will be the sole owner of any and all other information, documents, applications, data, schematics, diagrams, and the like used by Manager or its affiliates pursuant to or otherwise in furtherance of the purposes of this Agreement; (g) there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Company, threatened against or involving Company, brought by Company, affecting Company, or any of the rights and obligations described therein, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality, domestic or foreign, nor has any such action, suit, proceeding, or investigation been pending during the twenty-four (24) month period preceding the Effective Date of this Agreement; and (h) Company shall be solely responsible for any excise, transfer, sales or similar tax with respect to the Deliverables.

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13. Representations, Warranties and Covenants of Manager. Manager represents, warrants, and covenants to Company, with the understanding Company is relying upon such representations, warranties, and covenants that (a) Manager has the full right, power, and authority to enter into this Agreement and be bound by the terms of this Agreement without the consent of any other person or entity; (b) the execution and delivery of this Agreement and the performance by Manager of its obligations pursuant to this Agreement do not and will not constitute a breach of or a default under any other agreement or obligation applicable to Manager; (c) upon execution and delivery of this Agreement by Manager, this Agreement will constitute the valid and binding obligation of Manager; (d) all information supplied by Manager or its agents to Company or its agents will be true, complete, and correct and will not fail to state a material fact necessary to make any of such information not misleading; and (e) Company will owe no duty whatsoever to any spouse, entity, trust, owner, or other person affiliated with Manager that is not designated in this Agreement as Manager.

14. Indemnification. The Parties acknowledge and agree that Company shall indemnify and hold manager, its members, its successors and assigns harmless from and against all losses, costs, damages, claims, lawsuits and liabilities arising in connection with any third party claims concerning the Company arising prior to, or after the Effective Date of this Agreement (collectively referred to as the “Claim”) if the basis of such Claim stems from any act or omission of Company, its Directors, Principal Officers, Members, Managers or agents. Company shall be solely responsible for all reasonable attorney’s fees, costs and expenses incurred by Manager in defense of any such Claim.

15. Confidential Information. The Manager acknowledges that, the Company shall produce, develop, implement and have access to material, records, data and information not generally available to the public (“Confidential Information”). Accordingly, the Manager shall hold in confidence and will not directly or indirectly disclose, use, copy or make lists of any such Confidential Information except to the extent authorized in writing by the Company, or as required by law or any competent administrative agency, or as otherwise is reasonably necessary or appropriate in connection with the performance pursuant to this Agreement. Confidential Information includes, but is not limited to, concepts or theories, employee training materials and programs, processes for education and support, policies and procedures, specifications, calculations, data, notes and memoranda, code books, methods of operation, strategies and plans, contracts, financial information, professional fee information, salary and compensation information, cost and profit information, record keeping practices, software, administrative and operational matters and practices, customer and vendor information, development and research work, marketing programs, plans, proposals, and other information about internal systems, processes, concepts, practices, and procedures or other confidential information.

16. Company Default; Manager Remedies. If Company breaches this Agreement or fails to perform any of its covenants and obligations under this Agreement, and such failure is not cured within thirty (30) days (or sooner if required by law) after receipt of written notice from Manager to Company identifying such failure or non-performance (each, a “Company Default”), Manager may, at its sole option and in its sole discretion, elect to: (i) pursue all remedies available at law and equity (including without limitation, action for damages and specific performance) in a court of competent jurisdiction; (ii) seek resolution and remedies as provided in Section 19 herein; or (iii) terminate this Agreement, effective immediately. Any action for damages by Manager shall, upon prevailing, include Manager’s attorneys’ fees, cost, and expert fees and any other actual out of pocket cost of Manager associated with the work completed on behalf of Manager in entering into this Agreement and the consummation of this transaction.

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17. Manager Default; Company Remedies. If Manager breaches this Agreement or fails to perform any of its covenants and obligations under this Agreement, and such failure is not cured within thirty (30) days (or sooner if required by law) after receipt of written notice from Company to Manager identifying such failure or non-performance (each, a “Manager Default”), Company may, at its sole option and in its sole discretion, elect to (i) pursue all remedies available at law and equity (including without limitation, action for damages and specific performance) in a court of competent jurisdiction; (ii) seek resolution and remedies as provided in Section 19 herein; or (iii) terminate this Agreement, effective immediately. Any action for damages by Company shall, upon prevailing, include Company’s attorneys’ fees, cost, and expert fees and any other actual out of pocket cost of Company associated with the work completed on behalf of Company in entering into this Agreement and the consummation of this transaction.

18. Alternative Dispute Resolution. The Parties acknowledge and agree, when elected by the non- defaulting Party, pursuant to Section 17 or Section 18 herein, the Parties agree to attempt to resolve any such dispute, claim or controversy arising out of or relating to this Agreement by mediation. In the event such dispute cannot be resolved by mediation, at Manager’s sole discretion, it may elect to have the dispute determined by arbitration using the rules of the American Arbitration Association using Commercial Arbitration Rules with 1 arbitrator selected in accordance with such rules, the venue for which will be in New York, New York, USA. If Manager elects to proceed with arbitration, the Parties agree the arbitration judgment will be final and binding upon the Parties and may be entered in any court having jurisdiction thereof.

19. Notices. All notices and statements to be given shall be given or made at the respective addresses of the parties as set forth below unless notification of a change of address is given in writing:

If to Manager: Blue Chip Capital Group, Inc.

Joseph Moran, CEO

269 South Beverly Drive, Suite 373

Beverly Hills, CA 90212

If to Company: Raisewise USA, Inc.

Steve Kalson, President

347 Fifth Avenue, Suite 1402

New York, NY 10016

20. Force Majeure. Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure, and the nonperforming Party promptly provides written notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. For purposes of this Agreement, “Force Majeure” means conditions beyond a Party’s reasonable control or ability to plan for, including acts of God, war, terrorism, civil commotion, labor strike or lock-out, epidemic, failure or default of public utilities or common carriers, and destruction of production or materials by fire, earthquake, and storm or like catastrophe.

21. Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the Parties hereto consents to jurisdiction in New York County, New York for the enforcement of this Agreement and matters pertaining to the transaction and activities contemplated hereby.

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22. Attorneys’ Fees. Should any arbitration or litigation be commenced between the Parties to this contract concerning the rights and duties of either Party in relation to the this Agreement, the substantially prevailing Party in the arbitration or litigation shall be entitled to (in addition to any other relief that may be granted) a reasonable sum as and for attorneys’ fees in the arbitration or litigation, which sum shall be determined by the court or other person presiding in the arbitration or litigation or in a separate action brought for that purpose.

23. Good Faith. The Parties hereto agree to operate in good faith to accomplish the purposes of this Agreement. Any consent required under this Agreement shall not be unreasonably withheld.

24. Waiver. The failure of a Party to enforce any provision of this Agreement at any time, to exercise any election or option provided herein, or to require at any time the performance of any provisions herein will not in any way constitute a waiver of such provision.

25. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason whatsoever, the remaining provisions shall remain valid and unimpaired, and shall continue in full force and effect.

26. Amendment. This Agreement may be amended at any time in writing by mutual agreement of the Parties.

27. Assignment. This Agreement may be assigned in its entirety at any time in writing by mutual agreement of the Parties.

28. Entire Agreement. This Agreement contains all of the terms and conditions agreed upon by the Parties hereto and this Agreement supersedes all other agreements oral or otherwise regarding the subject matter hereof.

29. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute one and the same document.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BLUE CHIP CAPITAL GROUP, INC.		RAISEWISE USA, INC.
(Licensor)		(Licensor)

By:		By:
Name:	Joseph R. Moran	Name:	Joseph R. Moran
Title:	CEO	Title:	President

Blue Chip – RaiseWise USA Crowdfunding Platform Management Services Agreement